Exhibit 99.1

MP Materials Announces Cashless Redemption of Public Warrants

MOUNTAIN PASS, Calif., May 4, 2021 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”) today announced that the Company will redeem all of its outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated April 29, 2020 (the “Warrant Agreement”), by and between the Company (f/k/a Fortress Value Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in the Company’s initial public offering (the “IPO”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”), that remain outstanding at 5:00 p.m. New York City time on June 7, 2021 (the “Redemption Date”). Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO are no longer outstanding and are not subject to this redemption.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants if the last sales price of the Common Stock is at least $18.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. This share price performance target has been met. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Public Warrants.

In addition, in accordance with the Warrant Agreement, the Company’s Board of Directors has elected to require that, upon delivery of the notice of redemption, all Public Warrants are to be exercised only on a “cashless basis.” Accordingly, holders may no longer exercise Public Warrants and receive Common Stock in exchange for payment in cash of the $11.50 per warrant exercise price. Instead, a holder exercising a Public Warrant will be deemed to pay the $11.50 per warrant exercise price by the surrender of 0.3808 of a share of Common Stock (such fraction determined as described below) that such holder would have been entitled to receive upon a cash exercise of a Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders will receive 0.6192 of a share of Common Stock for each Public Warrant surrendered for exercise. This cashless exercise reduces the dilution to MP Materials stockholders by settling the net value of the Public Warrants in equity, as described above, without raising the approximately $132 million underlying the cash exercise of the Public Warrants. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be delisted, void and no longer exercisable, and the holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price (or as otherwise described in the redemption notice for holders who hold their Public Warrants in “street name”).

The number of shares of Common Stock that each exercising warrant holder will receive by virtue of the cashless exercise (instead of paying the $11.50 per Public Warrant cash exercise price) was calculated in accordance with the terms of the Warrant Agreement and is equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Public Warrants held by such warrant holder, multiplied by the difference between $30.197, the average last sale price of the Common Stock for the ten trading days ending on April 29, 2021, the third trading day prior to the date of the redemption notice (the “Fair Market Value”) and $11.50, by (y) the Fair Market Value. If any holder of Public Warrants would, after taking into account all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

MP Materials understands from the New York Stock Exchange that Friday, June 4, 2021, will be the last day on which the Public Warrants will be traded on the New York Stock Exchange.

None of MP Materials, its board of directors or employees has made or is making any representation or recommendation to any holder of the Public Warrants as to whether to exercise or refrain from exercising any Public Warrants.

Issuance of the shares of Common Stock underlying the Public Warrants has been registered by MP Materials under the Securities Act of 1933, as amended, and is covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-251239). Exercise of Public Warrants should be directed through the broker of the warrant holder. In addition to the broker, questions may also be directed to D.F. King & Co., Inc. at (800) 870-0653 (for individuals) / (212) 269-5550 (for banks and brokerages) or at MP@dfking.com. Or contact Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Reorganization Department, Telephone Number (917) 262-2378.

Additional information can be found on MP Materials’ Investor Relations website: https://investors.mpmaterials.com.

About MP Materials

MP Materials Corp. (NYSE: MP) owns and operates Mountain Pass, one of the world’s largest integrated rare earth mining and processing facilities. Separated rare earth elements are critical inputs for the magnets that enable the mobility of electric vehicles, drones, defense systems, wind turbines, robotics and many other advanced technologies.

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No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of MP Materials’ securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the redemption of the Public Warrants and the expected proceeds from the exercise of the Public Warrants. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MP Materials’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MP Materials. These forward-looking statements are subject to a number of risks and uncertainties, including: risks related to the redemption of the Public Warrants, unanticipated costs or delays associated with our Stage II optimization project; uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd., an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange; the ability to convert current commercial discussions with customers for the sale of rare earth oxide products into contracts; potential changes in China’s political environment and policies; fluctuations in demand for, and prices of, rare earth minerals and products; uncertainties relating to the COVID-19 pandemic; the intense competition within the rare earths mining and processing industry; uncertainties regarding the growth of existing and emerging uses for rare earth products; potential power shortages at the Mountain Pass facility; increasing costs or limited access to raw materials that may adversely affect our profitability; fluctuations in transportation costs or disruptions in transportation services; inability to meet individual customer specifications; diminished access to water; uncertainty in our estimates of rare earth oxide reserves; uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential; risks associated with work stoppages; a shortage of skilled technicians and engineers; loss of key personnel; risks associated with the inherent dangers involved in mining activity; risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics; risks related to technology systems and security breaches; risks associated with our intellectual property rights; ability to compete with substitutions for rare earth minerals; ability to maintain satisfactory labor relations; risks relating to extensive and costly environmental regulatory requirements; and those risk factors discussed in MP Materials’ Annual Report on Form 10-K filed on March 22, 2021 under the heading “Risk Factors” and other documents filed by MP Materials with the Securities and Exchange Commission. There may be additional risks that MP Materials does not presently know or that MP Materials currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MP Materials’ expectations, plans or forecasts of future events and views as of the date of this press release. MP Materials anticipates that subsequent events and developments will cause MP Materials’ assessments to change. However, while MP Materials may elect to update these forward looking statements at some point in the future, MP Materials specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing MP Materials’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts
Investors:
Martin Sheehan
IR@mpmaterials.com

Media:
Matt Sloustcher
media@mpmaterials.com